Exhibit 10.1

VERITEX COMMUNITY BANK — LOAN NO. 17039769

SEVENTEENTH AMENDMENT TO
AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

THIS SEVENTEENTH AMENDMENT TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this “Amendment”) dated as of NOVEMBER 23, 2018 (the “Amendment Effective Date”), is by and between (a) VERITEX COMMUNITY BANK, a Texas state bank, as successor-in-interest to SOVEREIGN BANK by merger (together with its successors and assigns, “Lender”), and (b) DAWSON GEOPHYSICAL COMPANY, a Texas corporation (“Debtor”), formerly known as TGC INDUSTRIES, INC.

RECITALS

WHEREAS, Debtor and Lender entered into that certain AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT dated as of SEPTEMBER 16, 2009 (as amended, modified, and restated from time to time, the “Agreement”), pursuant to which Lender agreed to make certain credit facilities available to Debtor on the terms and conditions set forth therein.

WHEREAS, in connection with the Agreement, Debtor executed that certain PROMISSORY NOTE dated as of SEPTEMBER 30, 2016 in the principal/notational amount of ONE MILLION SEVEN HUNDRED SIXTY-SEVEN THOUSAND ONE HUNDRED FIFTEEN AND NO/100 DOLLARS ($1,767,115.00), payable to the order of Lender (as amended, modified or restated from time to time, the “Letter of Credit Note”);

WHEREAS, the parties desire to amend the Agreement and modify the Note pursuant to the terms and conditions set forth herein.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.             Defined Terms.  Capitalized terms used in this Amendment, to the extent not otherwise defined herein, shall have the same meanings as in the Agreement, as amended hereby.

2.             Amendment to Section 1 of the Letter of Credit Note.  Section 1 of the Letter of Credit Note is hereby deleted in its entirety and replaced with the following:

1.             Rate.  Prior to the Maturity Date or an Event of Default, the Rate shall be the LESSER of: (a) the LESSER of (i) the MAXIMUM RATE and (ii) SEVEN AND ONE-QUARTER OF ONE PERCENT (7.25%); or (b) the GREATER of (i) the PRIME RATE, or (ii) FIVE AND ONE-QUARTER OF ONE PERCENT (5.25%) (the interest rate floor).  From and after the Maturity Date, the Rate shall be the Maturity Rate.  The term “Prime Rate” means a variable rate of interest per annum equal to the prime rate as published from time to time in the “Money Rates” table of The Wall Street Journal.  If such prime rate, as so quoted, is split between two or more different interest rates, then the Prime Rate shall be the highest of such interest rates.  If the prime rate is no longer published in the “Money Rates” table of The Wall Street Journal, then the Prime Rate shall be: (a) the rate of interest per annum established from time to time by Lender and designated as its base or prime rate, which may not necessarily be the lowest rate charged by Lender and is set by Lender in its sole discretion; or (b) if Lender does not publish or announce a base or prime rate, or does so infrequently or sporadically, then the Prime Rate shall be determined by reference to another base rate, prime rate, or similar lending rate index, generally accepted on a national basis, as selected by Lender in its sole and absolute discretion.  Notwithstanding any provision of this Note or any other agreement or commitment between Debtor and Lender, whether written or oral, express or implied, Lender shall never be entitled to charge, receive or collect, nor shall amounts received hereunder be credited so that Lender shall be paid, as interest a sum greater than interest at the Maximum Rate.  It is the intention of the parties that this Note, and all instruments securing the payment of this Note or executed or delivered in connection therewith, shall comply with applicable law.  If Lender ever contracts for, charges, receives or collects anything of value which is deemed to be interest under

SEVENTEENTH AMENDMENT TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

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applicable law, and if the occurrence of any circumstance or contingency, whether acceleration of maturity of this Note, prepayment of this Note, delay in advancing proceeds of this Note or any other event, should cause such interest to exceed the Maximum Rate, any amount which exceeds interest at the Maximum Rate shall be applied to the reduction of the unpaid principal balance of this Note or any other Indebtedness, and if this Note and such other Indebtedness are paid in full, any remaining excess shall be paid to Debtor.  In determining whether the interest exceeds interest at the Maximum Rate, the total amount of interest shall be spread, prorated and amortized throughout the entire term of this Note until its payment in full.  The term “Maximum Rate” as used in this Note means the maximum nonusurious rate of interest per annum permitted by whichever of applicable United States federal law or Texas law permits the higher interest rate, including to the extent permitted by applicable law, any amendments thereof hereafter or any new law hereafter coming into effect to the extent a higher Maximum Rate is permitted thereby.  If at any time the Rate shall exceed the Maximum Rate, the Rate shall be automatically limited to the Maximum Rate until the total amount of interest accrued hereunder equals the amount of interest which would have accrued if there had been no limitation to the Maximum Rate.  To the extent, if any, that Chapter 303 of the Texas Finance Code, as amended, (the “Act”) is relevant to Lender for purposes of determining the Maximum Rate, the parties elect to determine the Maximum Rate under the Act pursuant to the “weekly ceiling” from time to time in effect, as referred to and defined in §303.001-303.016 of the Act; subject, however, to any right Lender subsequently may have under applicable law to change the method of determining the Maximum Rate.

3.             Amendment to Section 3 of the Letter of Credit Note.  Section 3 of the Letter of Credit Note is hereby deleted in its entirety and replaced with the following:

3.             Payment Schedule.  Debtor agrees to pay Lender (without setoff) the amount of any draft or request for payment Lender has honored or will honor purporting to be drawn or made on the Letter of Credit (the amount of such draft being the “Principal Balance”) at its offices as set forth herein, or at such other place as may be designated by Lender, on or before the EARLIER of: (i) the date that is THIRTY (30) days after the date Lender honors any such draft or request for payment; or (ii) NOVEMBER 23, 2019.  Except as expressly provided herein to the contrary, all payments under this Note shall be applied in the following order of priority: (i) the payment or reimbursement of any expenses, costs or obligations (other than the Principal Balance and interest thereon) for which either Debtor shall be obligated or Lender shall be entitled pursuant to the provisions of this Note or the Loan Agreement; (ii) the payment of accrued but unpaid interest on the Principal Balance; and (iii) the payment of all or any portion of the Principal Balance hereof then outstanding hereunder.  If an Event of Default exists, then Lender may, at the sole option of Lender, apply any such payments, at any time and from time to time, to any of the items specified in clauses (i), (ii) or (iii) above without regard to the order of priority otherwise specified herein.  If any payment of principal or interest on this Note shall become due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in computing interest in connection with such payment.  Notwithstanding anything herein to the contrary, if requested by Lender, Debtor shall pay such Principal Balance in advance of the date Lender is to honor the draft or request for payment.  Debtor shall pay such amount in good funds at Lender’s address indicated in this Note.

4.             Conditions Precedent.  The obligations of Lender under this Amendment shall be subject to the condition precedent that Debtor shall have executed and delivered to Lender this Amendment and such other documents and instruments incidental and appropriate to the transaction provided for herein as Lender or its counsel may reasonably request.

5.             Payment Expenses.  Debtor agrees to pay all reasonable attorneys’ fees of Lender in connection with the drafting and execution of this Amendment.

6.             Ratifications.  Except as expressly modified and superseded by this Amendment, the Agreement and the other Loan Documents are ratified and confirmed and continue in full force and effect.  The Loan Documents, as modified by this Amendment, continue to be legal, valid, binding and enforceable in accordance with their respective terms.  Without limiting the generality of the foregoing, Debtor hereby ratifies and confirms that all liens heretofore granted to Lender were intended to, do and continue to secure the full payment and performance of

SEVENTEENTH AMENDMENT TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

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the indebtedness arising under the Loan Documents.  Debtor agrees to perform such acts and duly authorize, execute, acknowledge, deliver, file and record such additional assignments, security agreements, modifications or agreements to any of the foregoing, and such other agreements, documents and instruments as Lender may reasonably request in order to perfect and protect those liens and preserve and protect the rights of Lender in respect of all present and future collateral.  The terms, conditions and provisions of the Loan Documents (as the same may have been amended, modified or restated from time to time) are incorporated herein by reference, the same as if stated verbatim herein.

7.             Representations, Warranties and Confirmations.  Debtor hereby represents and warrants to Lender that: (a) this Amendment and any other Loan Documents to be delivered under this Amendment (if any) have been duly executed and delivered by Debtor, are valid and binding upon Debtor and are enforceable against Debtor in accordance with their terms, except as limited by any applicable bankruptcy, insolvency or similar laws of general application relating to the enforcement of creditors’ rights and except to the extent specific remedies may generally be limited by equitable principles; (b) no action of, or filing with, any governmental authority is required to authorize, or is otherwise required in connection with, the execution, delivery and performance by Debtor of this Amendment or any other Loan Document to be delivered under this Amendment; and (c) the execution, delivery and performance by Debtor of this Amendment and any other Loan Documents to be delivered under this Amendment do not require the consent of any other person and do not constitute a violation of any laws, agreements or understandings to which Debtor is a party or by which Debtor is bound.

8.             Release.  Debtor hereby acknowledges and agrees that it knows of no defenses, counterclaims, offsets, cross-complaints, claims or demands of any kind or nature whatsoever to or against Lender or the terms and provisions of or the obligations of Debtor under the Loan Documents and the other agreements, instruments and documents evidencing, securing, governing, guaranteeing or pertaining thereto, and that Debtor has no right to seek affirmative relief or damages of any kind or nature from Lender with respect thereto.  To the extent Debtor knows of any such defenses, counterclaims, offsets, cross-complaints, claims, demands or rights, Debtor hereby waives, and hereby knowingly and voluntarily releases and forever discharges Lender and its predecessors, officers, directors, agents, attorneys, employees, successors and assigns, from all possible claims, demands, actions, causes of action, defenses, counterclaims, offsets, cross-complaints, damages, costs, expenses and liabilities whatsoever with respect thereto, such waiver and release being with full knowledge and understanding of the circumstances and effects of such waiver and release and after having consulted legal counsel with respect thereto.

9.             Multiple Counterparts.  This Amendment may be executed in a number of identical separate counterparts, each of which for all purposes is to be deemed an original, but all of which shall constitute, collectively, one agreement.  Signature pages to this Amendment may be detached from multiple separate counterparts and attached to the same document and a telecopy or other facsimile of any such executed signature page shall be valid as an original.

10.          Reference to Loan Documents.  Each of the Loan Documents, including the Agreement and any and all other agreements, documents, or instruments now or hereafter executed and delivered pursuant to the terms hereof containing a reference to any Loan Document shall mean and refer to such Loan Document as amended hereby.

11.          Severability.  Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

12.          Headings.  The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

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NOTICE OF FINAL AGREEMENT

THE AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS THE SAME MAY BE AMENDED BY THIS AMENDMENT, REPRESENT THE FINAL AGREEMENT BETWEEN AND AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN AND AMONG THE PARTIES.

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IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed as of the Amendment Effective Date.

LENDER:		ADDRESS:

VERITEX COMMUNITY BANK		8214 Westchester Drive, Suite 650
Dallas, TX 75225
By:	/s/ Seth P. Allen
Name:	Seth P. Allen
Title:	Senior Vice President

With copies of notices to:		HUSCH BLACKWELL LLP
1900 Pearl Street, Suite 1800
Dallas, TX 75201
		Attention:	Steven S. Camp

DEBTOR:		ADDRESS:

DAWSON GEOPHYSICAL COMPANY		101 E. Park Blvd., Suite 955
Plano, TX 75074
By:	/s/ Wayne Whitener
Name:	Wayne Whitener
Title:	Executive Vice Chairman

SEVENTEENTH AMENDMENT TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

VERITEX COMMUNITY BANK — DAWSON GEOPHYSICAL COMPANY — SIGNATURE PAGE